Exhibit 99.1

VANTAGE ENERGY SERVICES, INC.

TO CONDUCT INVESTOR CALL

Houston, TX (September 11, 2007) — Vantage Energy Services, Inc. (“Vantage”) (AMEX: VTG.U; VTG; VTG.WT) today announced that it will conduct an investor call at 10:00 AM ET tomorrow, Wednesday, September 12, 2007 to discuss the transaction by which it will acquire four Baker Marine Pacific Class 375 ultra-premium jackup drilling rigs (the “Rigs”) plus an option to acquire an ultra deepwater drill ship (the “Transaction”). To access the conference call, U.S. callers may dial toll free (866) 814-1917 and international callers may dial (703) 639-1361. Callers should reference password “Vantage” ten minutes prior to the start time. A replay of the conference call will be available for one week following the call and can be accessed by dialing (888) 266-2081 for U.S. callers and (703) 925-2533 for international callers. The access code for the replay is 278838.

As previously announced, Vantage has signed a definitive share purchase agreement in connection with the Transaction pursuant to which it will acquire all of the shares of common stock of Offshore Group Investments Limited (“OGIL”), a Cayman Islands registered company and wholly owned subsidiary of F3 Fund. F3 Fund is affiliated with TMT Global, a Cayman Islands registered company. The Rigs are being constructed in Singapore for delivery and sale to OGIL. Under the terms of the share purchase agreement, Vantage will change its domicile from Delaware to the Cayman Islands.

Vantage will file a Current Report on Form 8-K with the Securities and Exchange Commission, attaching thereto the slide show presentation that the Registrant expects to use in investor presentations to describe the Transaction and the proposed business to be acquired and operated by the Registrant, assuming that the stockholder’s of the Registrant approve the Transaction and the related matters.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, about Vantage, OGIL and their combined business after completion of the proposed acquisition. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of Vantage’s and OGIL’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the failure of Vantage stockholders to approve the share purchase agreement and the transactions contemplated thereby; the successful completion of debt financing; the number and percentage of Vantage’s stockholders voting against the acquisition; changing interpretations of generally accepted accounting principles; relocation of Vantage’s home jurisdiction; continued compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which OGIL is engaged; demand for the products and services that OGIL provides; construction delays and cost overruns; cyclical business and lack of diversification; general economic conditions; geopolitical events and regulatory changes, as well as other relevant risks detailed in Vantage’s filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Neither Vantage nor OGIL assumes any obligation to update the information contained in this press release.

Additional Information and Where to Find It

In connection with the proposed acquisition and required stockholder approval, Vantage will file with the Securities and Exchange Commission a proxy statement which will be mailed to the stockholders of Vantage. Vantage’s stockholders are urged to read the proxy statement and other relevant materials when they become available as they will contain important information about the acquisition. Vantage stockholders will be able to obtain a free copy of such filings at the Securities and Exchange Commission’s internet site (http://www.sec.gov). Copies of such filings can also be obtained, without charge, by directing a request to Vantage Energy Services, Inc., 777 Post Oak Blvd., Suite 610, Houston, Texas 77056.

Public & Investor Relations Contact:

Paul A. Bragg, Chairman & Chief Executive Officer

Vantage Energy Services, Inc.

(281) 404-4700